Exhibit 99.1
Virtusa Announces Third Quarter Fiscal 2008 Financial Results
•	Revenue grows 26% year-over-year to $42.5 million

•	Income from operations grows 44% year-over-year to $5.9 million

•	Cash and marketable securities grow to $107.6 million
Westborough, MA — (January 31, 2008) - Virtusa Corporation (NASDAQ: VRTU), a global information technology (IT) services company that provides IT consulting, technology implementation and application outsourcing services through an enhanced global delivery model, today reported its financial results for the third quarter of fiscal 2008, ended December 31, 2007.
Third Quarter Fiscal 2008 Financial Results
For the third quarter of fiscal 2008, Virtusa’s revenue increased 26% year-over-year and 5.5% sequentially, to $42.5 million.
Virtusa reported third quarter income from operations of $5.9 million, or 13.8% of revenue. This represents an increase of 44% compared to $4.1 million for the third quarter of fiscal 2007.
Net income for the third quarter of fiscal 2008 was $5.3 million, or $0.21 per diluted share, compared to $8.7 million, or $0.47 per diluted share, for the third quarter of fiscal 2007. The year-over-year decrease in net income of $3.4 million is primarily due to a one-time income tax benefit of $5 million in the prior year quarter caused by the reversal of the Company’s deferred tax valuation allowance. Earnings per share for the third quarter of fiscal 2008 reflects the lack of the one-time income tax benefit and a 34% year-over-year increase in diluted shares outstanding primarily due to the successful completion of the Company’s initial public offering.
Kris Canekeratne, Virtusa’s Chairman and CEO stated, “We are pleased with our financial results in the third quarter. We saw ongoing strength within our largest clients as well as ramp up of newer clients which we believe will help fuel the long term growth of the Company.” Canekeratne continued, “Our ability to increase IT productivity and improve time-to-market through our differentiated platforming approach is resonating well within the marketplace.”
The Company ended the third quarter of fiscal 2008 with $107.6 million of cash and cash equivalents, short-term investments and long-term investments, which is an increase of $7.4 million from the prior quarter, due primarily to higher net income and improved collection of receivables. The Company continues to be free of long-term debt.
“Our third quarter performance was highlighted by significant operating income growth even in the face of further Indian rupee appreciation,” said Tom Holler, Chief Financial Officer. “To further mitigate future operating margin volatility associated with potential movement in the Indian rupee, the Company has adopted a foreign currency hedge program whereby the Company will enter into foreign currency forward contracts on a rolling eight quarter basis.”
Financial Outlook
Virtusa management provided the following current financial guidance:
•	Fourth quarter 2008 revenue is expected to be in the range of $44.5 to $45.7 million, with diluted EPS of $0.18 to $0.20.

Exhibit 99.1
•	Fiscal year 2008 revenue is expected to be in the range of $164.7 to $165.9 million, with diluted EPS of $0.72 to $0.76.
The Company’s fourth quarter 2008 and fiscal year 2008 diluted EPS estimates assume an average diluted share count of approximately 24.9 million and 23.3 million, respectively, (assuming no further exercises of stock-based awards) and a stock price of $14.05, which was derived from the average closing price of our stock over the five trading days ended on January 30, 2008. Deviations from this stock price will cause actual EPS to vary based on share dilution from Virtusa’s stock options and stock appreciation rights.
Conference Call and Webcast
Virtusa will host a conference call on January 31, 2008 at 5:00 pm Eastern time to discuss the Company’s third quarter financial results, current financial guidance and other corporate developments. To access this call, dial 888-801-6498 (domestic) or 913-312-1451 (international). A replay of this conference call will be available through February 8, 2008 at 888-203-1112 (domestic) or 719-457-0820 (international). The replay passcode is 1406688. A live webcast of this conference call will be available on the “Investors” page of the Company’s website (www.virtusa.com), and a replay will be archived on the website as well.
About Virtusa Corporation
Virtusa is a global information technology (IT) services company providing IT consulting, technology implementation and application outsourcing services. Using its enhanced global delivery model, innovative platforming approach and industry expertise, Virtusa provides cost-effective services that enable its clients to use IT to enhance business performance, accelerate time-to-market, increase productivity and improve customer service.
Founded in 1996 and headquartered in Massachusetts, Virtusa has offices in the United States and the United Kingdom, and global delivery centers in India and Sri Lanka.
“Virtusa” is a registered trademark of Virtusa Corporation.
Forward-Looking Statements
Certain statements made in this press release that are not based on historical information are forward-looking statements which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. This press release contains express or implied forward-looking statements relating to, among other things, Virtusa’s expectations concerning management’s forecast of financial performance, the acquisition of new clients and growth of business, and management’s plans, objectives, and strategies. These statements are neither promises nor guarantees, but are subject to a variety of risks and uncertainties, many of which are beyond our control, which could cause actual results to differ materially from those contemplated in these forward-looking statements. In particular, the risks and uncertainties include, among other things: our dependence on a limited number of clients as well as clients located principally in the United States and United Kingdom and in concentrated industries; our ability to expand our business or effectively manage growth; restrictions on immigration; the loss of any key member of our senior management team, increasing competition in the IT services outsourcing industry; our ability to hire and retain enough sufficiently trained IT professionals to support our operations; quarterly fluctuations in our earnings; client terminations or contracting delays, or delays in revenue recognition in any reporting period, our ability to attract and retain clients and meet their expectations; our ability to sustain profitability or maintain profitable engagements; our ability to successfully manage our billing and utilization rates and our targeted on-site to offshore delivery mix; technological innovation; our ability to effectively manage our facility, infrastructure and capacity needs; regulatory, legislative and judicial developments in our operations areas;

Exhibit 99.1
political or economic instability in India or Sri Lanka; any reduction or withdrawal of tax benefits provided to us by the governments of India and Sri Lanka, or new legislation by such governments which could be harmful to us; wage inflation and increases in government mandated benefits in India and Sri Lanka; telecommunications or technology disruptions; worldwide economic and business conditions; currency exchange rate fluctuations of the Indian and Sri Lankan rupee, the US dollar and the U.K. pound sterling; and the volatility of the market price of our common stock. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Virtusa undertakes no obligation to update or revise the information contained in this press release, whether as a result of new information, future events or circumstances or otherwise. For additional disclosure regarding these and other risks faced by Virtusa, see the disclosure contained in our public filings with the Securities and Exchange Commission, including our Quarterly Reports on Form 10-Q for our first and second fiscal quarters ended June 30, 2007 and September 30, 2007, as filed with the Securities and Exchange Commission.

Exhibit 99.1
Virtusa Corporation and Subsidiaries
Condensed Consolidated Balance Sheets
(In thousands, unaudited)

	December 31, 2007	March 31, 2007
Assets:
Cash and cash equivalents	$45,022	$45,079
Short-term investments	50,399	—
Accounts receivable, net	27,027	28,588
Unbilled accounts receivable	5,569	2,422
Prepaid expenses	7,494	5,266
Deferred income taxes	791	3,094
Other current assets	1,803	1,567

Total current assets	138,105	86,016
Property and equipment, net	14,666	7,541
Long-term investments	12,154	41
Restricted cash	1,748	1,588
Deferred income taxes	3,440	1,946
Other long-term assets	770	2,187

Total assets	$170,883	$99,319

Liabilities:
Accounts payable	$2,036	$4,414
Accrued employee compensation and benefits	8,136	6,949
Accrued expenses — other	6,111	4,596
Deferred revenue	866	877
Income taxes payable	1,466	928
Accrued liability — stock appreciation rights	—	1,170

Total current liabilities	18,615	18,934
Long-term liabilities	1,550	264

Total liabilities	20,165	19,198

Redeemable convertible preferred stock	—	60,862

Stockholders’ equity	150,718	19,259

Total liabilities and stockholders’ equity	$170,883	$99,319

Exhibit 99.1
Virtusa Corporation and Subsidiaries
Consolidated Statements of Operations
(In thousands except share and per share amounts, unaudited)

	Three Months Ended		Nine Months Ended
	December 31,		December 31,
	2007	2006	2007	2006
Revenue	$42,455	$33,673	$120,158	$89,388
Costs of revenue	23,307	18,360	67,943	48,630

Gross profit	19,148	15,313	52,215	40,758

Total operating expenses	13,281	11,244	38,451	30,690

Income from operations	5,867	4,069	13,764	10,068
Other income (expense)
Interest income, net	1,216	301	2,644	849
Foreign currency transaction gains (losses)	(123)	34	(559)	460
Other, net	3	(47)	1	(103)

Total other income	1,096	288	2,086	1,206

Income before income tax expense	6,963	4,357	15,850	11,274
Income tax expense (benefit)	1,706	(4,317)	3,338	(4,081)

Net income	$5,257	$8,674	$12,512	$15,355

Net income per share of common stock:
Basic	$0.23	$0.50	$0.60	$0.88

Diluted	$0.21	$0.47	$0.55	$0.84

Weighted average number of common shares outstanding
Basic (1)	22,845,259	17,481,261	20,850,875	17,404,386

Diluted	24,924,413	18,628,991	22,824,793	18,184,117

(1)	The net income per share calculations for the three months and nine months ended December 31, 2006 give effect to the automatic conversion of the redeemable convertible preferred stock into 11,425,786 shares of common stock upon the completion of the Company’s initial public offering on August 8, 2007.
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